LETTER OF AGREEMENT




        This letter will confirm the agreement between Comprehensive Care Corporation (the "Company") and The Miller
Group ("Miller") pursuant to which Miller will furnish to the Company, management consulting and investor relation services, as follows:

1. Miller will perform services for the Company in all areas generally considered to be management consulting and investor relations, including but not limited to the preparation and dissemination of financial publicity, annual and interim reports for stockholders and the financial community, preparation and dissemination of information concerning the Company's operations, and consultation with respect to the timing and content of financial communications.

2. Information to be released by Miller will be disseminated to general, financial and trade media, the investment banking community, banks and statistical organizations, all as deemed necessary or appropriate by Miller and the Company.

3. All information to be disseminated through Miller will be based upon material furnished by the Company and will be released only after receipt by Miller of final approval from the Company. The Company recognizes that Miller may have, either at the present time or in the future, obligations imposed upon it by the federal securities laws to verify independently certain of the information contained in releases being made through it. Accordingly, the Company agrees that Miller shall have the right to make such reasonable inquiries as it shall deem necessary or appropriate of officers and employees of the Company and its counsel and auditors with respect to information being released by Miller. The Company recognizes that the accuracy and completeness of all information contained in releases ultimately rests with the Company and agrees to indemnify and hold Miller harmless from and against any loss and expense arising out of a claim that any information released by Miller is inaccurate or incomplete.

4. You acknowledge and understand that Miller, in order to perform its services effectively under this agreement, and to satisfy such obligations as may be imposed upon it by the federal securities laws, requires the prompt receipt of all material information with respect to the Company, its operations and its prospects. Accordingly, you agree to furnish promptly to Miller copies of all reports and other filings with the Securities and Exchange Commission, all communications with stockholders and all reports received from your auditors. Furthermore, you recognize the necessity of promptly notifying Miller of all material developments concerning the Company, its business and prospects and to supply Miller with sufficient information necessary for Miller to make a determination as to its compliance with its own procedures as well as any legal requirements.

5. The terms of this agreement shall be for a minimum of twelve months from January 1, 1995. As compensation for the services to be rendered hereunder, the Company will pay to Miller a monthly fee of $5,500, payable in advance. In addition, out-of-pocket expenses incurred by Miller in connection with the services to be performed by it hereunder will be payable by the Company upon submission by Miller of monthly invoices delineating such expenses. This agreement shall continue in effect for the full period set forth in this paragraph five (5) and thereafter unless terminated by the Company or Miller upon not less than 30 days written notice, which notice may be given only after the expiration date.

6. The Company recognizes that client service officers and other employees of Miller are necessary for the continued servicing by Miller of its several clients. Accordingly, the Company agrees that it will not, during the term of this agreement and for a period of two years after its termination, employ any client service officer, account executive or other employee of Miller in any capacity.

7. Miller recognizes the personal nature of the services to be performed by it and agrees that it shall not transfer or assign to any other person, firm or corporation its responsibilities and obligations under this agreement. In the event that a merger, sale of assets or change of control of the Company or Miller shall occur, this agreement shall be binding upon the successor and assigns of such party.



AGREED AND ACCEPTED:


        Please confirm that the foregoing correctly sets forth our mutual understanding by signing and returning the copy of this agreement provided for that purpose.


Comprehensive Care Corporation        The Miller Group
Chriss W. Street                 Rudy R. Miller




By:                             By:
   ---------------------------    -----------------------------


Title: Chairman, Pres.&CEO      Title:   Chairman & CEO

Date:                    Date:
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